EXHIBIT 99.1

[Ernst & Young LLP letterhead]

October 24, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated October 24, 2003, of SpectRx, Inc. and are in agreement with the statements contained in the second, third, and fourth paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP